                                                                   Exhibit 10.12

                                VOTING AGREEMENT

                  This VOTING AGREEMENT, dated as of December 21, 2002 (this "Agreement"), is entered into by and among Black Bear Fund II, L.L.C., a limited liability company duly organized under the laws of the State of California ("Black Bear"), and each of the other shareholders and noteholders of XM Satellite Radio Holdings Inc., a corporation organized under the laws of the State of Delaware (the "Company"), identified on the signature pages hereto (each of Black Bear and such other shareholders and noteholders of the Company, a "Shareholder" and, collectively, the "Shareholders").

                  WHEREAS, the Shareholders own of record and/or beneficially the shares of Class A common stock, par value $.01 per share, of the Company ("Class A Common Stock"), and/or 8.25% Series C Convertible Redeemable Preferred Stock, par value $.01 per share ("Series C Preferred Stock" and, together with the Class A Common Stock, the "Capital Stock"), set forth opposite their respective names on Schedule A hereto, and desire to enter into this Agreement with respect to such shares of Capital Stock;

                  WHEREAS, the Company and its subsidiary, XM Satellite Radio Inc., a Delaware corporation ("XM"), propose to: (i) offer to exchange a combination of (a) 14% Senior Secured Discount Notes due 2009 of XM, (b) warrants to purchase shares of Class A Common Stock (the "Exchange Warrants"), and (c) cash, for some or all of the outstanding 14% Senior Secured Notes due 2010 of XM; (ii) issue 10% Senior Secured Discount Convertible Notes due 2009 (the "New Notes") to a group comprised of qualified institutional buyers and accredited investors, including some of the Shareholders or their affiliates (the "New Noteholders"); (iii) issue and sell, on or before the closing of the transactions described in this recital, to the extent determined to be desirable by the Company, shares of Class A Common Stock, with or without warrants to purchase shares of Class A Common Stock, or after the closing to the extent contemplated by the letter agreement between the Company and the BayStar Group, in accordance with Section 4(2) of the Securities Act of 1933, as amended, or pursuant to a registration statement under the Securities Act, including the proposed sale of 5,555,556 shares of Class A Common Stock to U.S. Trust Company and the issuance of a warrant to purchase 900,000 shares of Class A Common Stock, (iv) issue to General Motors Corporation or an affiliate thereof ("GM") Series GM 10% Senior Secured Convertible Notes due 2009 (the "GM Notes") in lieu of making certain guaranteed payments owed to GM from 2003 to 2006, and in connection therewith to (x) amend XM's distribution agreement with GM (the "Distribution Agreement") to provide for the issuance of the GM Notes and for the payment, at the Company's option, of up to $35,000,000 of certain subscriber bounty payments required thereunder through the issuance of Class A Common Stock, (y) enter into a $100,000,000 senior secured credit facility with GM to fund certain revenue share payments owed to GM under the Distribution Agreement and other amounts which may be owed to GM, and (z) issue a warrant to GM to purchase 10,000,000 shares of Class A Common Stock (the "GM Warrant"); (v) enter into a Second Amended and Restated Shareholders and Noteholders Agreement (the "Shareholders and Noteholders Agreement"), pursuant to which the New Noteholders and GM will be granted certain consent and other rights; (vi) enter into a Second Amended and Restated Registration Rights Agreement, and (vii) execute, deliver and perform such other documents, and take all other actions, necessary or desirable to carry out the foregoing (collectively, the "Concurrent Financing Transactions"); and

                  WHEREAS, in order to facilitate the Concurrent Financing Transactions, the Shareholders have agreed to enter into this Agreement and, in the case of Shareholders other than Black Bear, execute and deliver the Proxy contemplated hereby.

                  NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound hereby, agree as follows:

         SECTION 1.     AGREEMENT TO VOTE IN FAVOR OF PROPOSED CHARTER AMENDMENT

                  (a) Each Shareholder acknowledges and understands that the Company will be required to obtain stockholder approval of an amendment to the Company's restated certificate of incorporation to increase the number of authorized shares of Class A Common Stock to 600,000,000 to permit the Company to validly reserve for issuance a sufficient number of shares of Class A Common Stock as may be required to effectuate the issuances or potential issuances of Class A Common Stock or otherwise in connection with the Concurrent Financing Transactions and for general corporate purposes (such number, the "Required Number"). Such approval will require (i) the affirmative vote of persons holding a majority of the shares of Class A Common Stock outstanding on the record date set in advance of the meeting called to consider the proposed amendment, voting as a separate class, (ii) the affirmative vote of persons holding 60% or more of the shares of Series C Preferred Stock outstanding on the record date set in advance of the meeting called to consider the proposed amendment, and (iii) the affirmative vote of persons holding a majority of the shares of Class A Common Stock and Series C Preferred Stock outstanding on the record date set in advance of the meeting called to consider the proposed amendment, voting together as a single class.

                  (b) Each Shareholder hereby agrees, effective immediately following the closing of the Concurrent Financing Transactions (the "Effective Time"), to appear, or cause the holder of record (the "Record Holder") of any such Capital Stock beneficially owned by it on any applicable record date (a "Record Date") to appear, in person or by proxy, for the purpose of obtaining a quorum at any annual or special meeting of shareholders of the Company, and at any adjournment of either of them (a "Meeting"), called for the purpose of considering the approval of an amendment to the Company's restated certificate of incorporation to increase the number of authorized shares of Class A Common Stock from 225,000,000 to 600,000,000 (the "Proposed Charter Amendment").

                  (c) Each Shareholder further agrees that at any such Meeting such Shareholder shall vote, or cause the Record Holder to vote, in person or by proxy (including, in the case of all Shareholders except Black Bear, through the Proxy to be granted in accordance with Section 2 hereof) all of the shares of Capital Stock, and any other voting interests of the Company directly or indirectly owned beneficially or of record by such Shareholder on the Record Date set for such meeting, in favor of the Proposed Charter Amendment.

                  (d) To the extent inconsistent with the foregoing provisions of this Section 1, each Shareholder revokes any and all previous proxies with respect to shares of Capital Stock owned or hereafter acquired beneficially and/or of record by such Shareholder and agrees not to grant any proxy or enter into any voting trust or other agreement or arrangement with respect to the voting of any Capital Stock or any rights, options, warrants or other rights to acquire Capital Stock, except as provided herein. Notwithstanding the foregoing, it is understood and acknowledged that nothing in this Agreement shall be construed to restrict any Shareholder from transferring any Capital Stock.

         SECTION 2.     PROXY; FURTHER ASSURANCES

                  (a) Contemporaneously with the execution of this Agreement, each Shareholder (other than Black Bear) has delivered to Black Bear a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (a "Proxy"). The Shareholders agree and acknowledge that Black Bear shall not be entitled to vote any shares of Capital Stock covered by any such Proxy at any Meeting until after the Effective Time.

                  (b) Each Shareholder shall agree to supplement such Proxy to the extent needed to include shares of Capital Stock hereafter acquired, and shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Black Bear the power to carry out and give effect to the provisions of this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) or transaction if such action would materially impair or materially interfere with the ability of any party to effectuate, carry out and comply with all of the terms of this Agreement.

         SECTION 3.     REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER

                  Each Shareholder hereby, severally and not jointly, represents and warrants as follows:

                  (a) Such Shareholder has the legal capacity and all other power and authority necessary to enter into this Agreement, to perform the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and, if applicable, the Proxy have been duly executed and delivered by such Shareholder and constitute the legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor's rights generally and by the application of general principles of equity.

                  (b) The execution and delivery of this Agreement and, if applicable, the Proxy by such Shareholder do not, and the performance of this Agreement and, if applicable, the Proxy by such Shareholder will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to such Shareholder or by which it or any of its properties is or may be bound or affected, or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other person (with or without notice or lapse of time), any right of termination, amendment, acceleration or cancellation, or result (with or without notice or lapse of time) in the creation of any encumbrance, pledge or mortgage, or the formation of any contract, option or other agreement or understanding with respect to any encumbrance, pledge or mortgage (any of the foregoing, an "Encumbrance") or restriction on any Capital Stock of such Shareholder pursuant to, any contract or agreement to which such Shareholder is a party or by which such Shareholder or any of its affiliates or properties is or may be bound or affected.

                  (c) The execution and delivery of this Agreement and, if applicable, the Proxy do not, and the performance of this Agreement and, if applicable, the Proxy will not require any consent or approval or other action by any person.

                  (d) The shares of Capital Stock reflected on Schedule A as being owned by such Shareholder are the only shares of Capital Stock of the Company owned beneficially or of record by such

Shareholder (other than shares the beneficial ownership of which has been disclaimed by such Shareholder pursuant to filings made pursuant to the Securities Exchange Act of 1934, as amended). Such Shareholder has the sole power to vote and transfer such Shareholder's shares of Capital Stock. The shares and certificates representing such shares held by such Shareholder are now owned as indicated on Schedule A by such Shareholder, free and clear of all liens, claims or any other Encumbrances, except for any such Encumbrances or the Proxy arising under this Agreement or the Amended and Restated Shareholders Agreement, dated August 8, 2000, by and among the Company and the other parties thereto, and except for Encumbrances which would not affect their power to vote such Shareholder's shares of Capital Stock as provided in this Agreement.

         SECTION 4.     SPECIFIC PERFORMANCE

                  The parties agree that irreparable damage would occur in the event that any provision of this Agreement or the Proxy was, or is, not performed in accordance with its specific terms or was, or is, otherwise breached. Each Shareholder agrees that, in the event of any breach or threatened breach by such Shareholder of any covenant or obligation contained in this Agreement or in the Proxy, Black Bear shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each Shareholder further agrees that neither Black Bear nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4, and each Shareholder irrevocably waives any objection to the imposition of such relief or any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Black Bear hereby undertakes to use commercially reasonable efforts to enforce the observance and performance by each of the other Shareholders of the covenants and obligations contained in this Agreement.

         SECTION 5.     SURVIVAL

                  All representations, warranties and agreements made by the Shareholders in this Agreement shall survive until the Expiration Date.

         SECTION 6.     ASSIGNMENT; BINDING EFFECT

                  Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by any Shareholder without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. No consent of Black Bear or any other Shareholder shall be required as a condition to the sale, assignment, disposition or other transfer, including by means of an Encumbrance, of any shares of Capital Stock by any Shareholder, it being expressly agreed to and acknowledged that the provisions of this Agreement will not be binding upon, inure to the benefit of, any such transferee. Subject to the preceding two sentences, this Agreement shall be binding upon, and inure to the benefit of, the Shareholders. Nothing in this Agreement is intended to confer on any person (other than Black Bear) any rights or remedies of any nature.

         SECTION 7.     AMENDMENT AND WAIVER

                  This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed and delivered on behalf of each of the parties hereto. No failure on the part of any Shareholder to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Shareholder in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Shareholder shall be deemed to have waived any claim available to it arising out of this Agreement, or any power, right, privilege or remedy of such Shareholder under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Shareholder; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         SECTION 8.     SEVERABILITY

                  If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

         SECTION 9.     NOTICES

                  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by facsimile to the fax number specified below:

                  If to a Shareholder other than Black Bear:

                           To such Shareholder's address
                           or fax number as set forth
                           on Schedule A attached hereto

                  If to Black Bear:

                           c/o Eastbourne Capital Management, L.L.C.
                           1101 Fifth Avenue, Suite 160
                           San Rafael, California 94901

                           Attention:       Eric M. Sippel,
                                            Chief Operating Officer
                           Fax No.:  (415) 448-1246

         SECTION 10.    ENTIRE AGREEMENT

                  This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supercede all prior agreements and understandings between the parties with respect thereto.

         SECTION 11.    COUNTERPARTS

                  This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 12.    TERMINATION

                  This Agreement and all of the parties' rights and obligations hereunder shall terminate on the first to occur of (a) the date on which the Concurrent Financing Transactions are validly terminated pursuant to the terms of the definitive documents evidencing them, or (b) the date on which the last Meeting held to consider the Proposed Charter Amendment has been convened and adjourned, or (c) March 31, 2003 (such earliest date, the "Expiration Date").

         SECTION 13.    GOVERNING LAW

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         SECTION 14.    NON-EXCLUSIVITY.

                  The rights and remedies of any Shareholder under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Shareholders under this Agreement, and the obligations and liabilities of the Shareholders under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Agreement shall limit any of any Shareholder's obligations under any agreement between any Shareholders; and nothing in any such agreement shall limit any of any Shareholder's obligations, rights and remedies under this Agreement.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, or have caused this Agreement to be executed and delivered on their behalf, as of the date first above written.


                                     SHAREHOLDERS:

                                     BLACK BEAR FUND I, L.P.
                                     By: Eastbourne Capital Management, L.L.C.,
                                     its general partner


                                     By:  /s/ Eric M. Sippel
                                         ---------------------------------------
                                     Name: Eric M. Sippel
                                     Title: Chief Operating Officer

                                     BLACK BEAR FUND II, L.L.C.
                                     By: Eastbourne Capital Management, L.L.C.,
                                     its manager


                                     By:  /s/ Eric M. Sippel
                                         ---------------------------------------
                                     Name: Eric M. Sippel
                                     Title: Chief Operating Officer

                                     BLACK BEAR OFFSHORE MASTER FUND LIMITED
                                     By: Eastbourne Capital Management, L.L.C.,
                                     its investment adviser and attorney in fact


                                     By:  /s/ Eric M. Sippel
                                         ---------------------------------------
                                     Name: Eric M. Sippel
                                     Title: Chief Operating Officer

                      [Signature Page to Voting Agreement]

                                 CLEAR CHANNEL INVESTMENTS, INC.


                                 By: /s/ Randall T. Mays
                                     -------------------------------------------
                                 Name: Randall T. Mays
                                      ------------------------------------------
                                 Title: Executive Vice President
                                        ----------------------------------------


                                 HUGHES ELECTRONICS CORPORATION


                                 By:   /s/ Patrick T. Doyle
                                     -------------------------------------------
                                 Name: Patrick T. Doyle
                                      ------------------------------------------
                                 Title: Vice President, Treasurer and Controller
                                       -----------------------------------------


                                 TELCOM--XM INVESTORS, L.L.C.


                                 By:   /s/ Rajendra Singh
                                    --------------------------------------------
                                 Name: Rajendra Singh
                                      ------------------------------------------
                                 Title: President
                                       -----------------------------------------


                                 GEORGE HAYWOOD

                                   /s/ George Haywood
                                 -----------------------------------------------

                      [Signature Page to Voting Agreement]

                                   SCHEDULE A

                                                  NUMBER OF SERIES C           NUMBER OF SHARES OF CLASS A
INVESTOR NAME AND ADDRESS FOR NOTICES                  SHARES                         COMMON STOCK
Black Bear Fund I, L.P.                                    0                            3,173,433
c/o Eastbourne Capital Management, L.L.C.
1101 Fifth Avenue, Suite 160
San Rafael, California 94901
Attention: Eric M. Sippel,
           Chief Operating Officer
Fax No.: (415) 448-1246

Black Bear Fund II, L.L.C.                                 0                             362,100
c/o Eastbourne Capital Management, L.L.C.
1101 Fifth Avenue, Suite 160
San Rafael, California 94901
Attention: Eric M. Sippel,
           Chief Operating Officer
Fax No.: (415) 448-1246

Black Bear Offshore Master Fund Limited                    0                            6,491,765
c/o Eastbourne Capital Management, L.L.C.
1101 Fifth Avenue, Suite 160
San Rafael, California 94901
Attention: Eric M. Sippel,
           Chief Operating Officer
Fax No.: (415) 448-1246

Clear Channel Investments, Inc.                            0                            8,329,877
200 E. Basse Road
San Antonio, TX 78209
Attention: Ken Wyker, Esq.
Fax No.: (210) 822-2299

Hughes Electronics Corporation                          20,000                          7,268,184
200 N. Sepulveda Boulevard
El Segundo, CA 90245

Telcom--XM Investors, L.L.C.                                0                           2,411,211
211 North Union Street, Suite 300
Alexandria, VA 22314

George Haywood                                              0                           5,623,281
C/o Cronin & Vris, LLP
380 Madison Avenue
24th Floor
New York, NY 10017

                                    EXHIBIT A

                            Form of Irrevocable Proxy

                  The undersigned Shareholder of XM Satellite Radio Holdings Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Black Bear II, L.L.C., a limited liability company organized under the laws of the State of California ("Black Bear"), the attorney and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's voting rights with respect to (a) the outstanding shares of Class A Common Stock, Series C Preferred Stock, or any other voting capital stock of the Company (collectively, the "Capital Stock") owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (b) any and all other shares of Capital Stock of the Company which the undersigned may acquire on or after the date hereof. Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Capital Stock are hereby revoked, and the undersigned agrees that no subsequent proxy will be given with respect to any of the Capital Stock.

                  This proxy is (i) irrevocable, (ii) coupled with an interest, and (iii) granted in connection with the execution and delivery of the Voting Agreement dated as of the date hereof among Black Bear, the undersigned and certain other Shareholders of the Company (the "Voting Agreement"). Capitalized terms used but not defined in this proxy shall have the respective meanings ascribed to such terms in the Voting Agreement.

                  The proxy named above (and its successors) will, following the Effective Time but prior to the Expiration Date, be empowered, and is hereby authorized and directed to vote the Capital Stock at any meeting of the shareholders of the Company, however called, in favor of the approval of the Proposed Charter Amendment. The undersigned may vote the Capital Stock on all other matters.

                  This proxy shall be binding upon the representatives, successors and assigns of the undersigned (including any transferee of any of the Capital Stock).

                  If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

                  This proxy shall terminate upon the Expiration Date.

Date: _______________, 200__


                                         ---------------------------------------
                                         Shareholder's Name

                                         Number of shares of Class A Common
                                         Stock of the Company owned of record as
                                         of the date of this proxy:


                                         ---------------------------------------

                                         Number of shares of Series C Preferred
                                         Stock of the Company owned of record as
                                         of the date of this proxy:


                                         ---------------------------------------

                                       ii